Exhibit 10.2

EXECUTION COPY

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of December 28, 2011, by and among RENTECH NITROGEN, LLC, a Delaware limited liability company (“Borrower”), RENTECH NITROGEN PARTNERS, L.P., a Delaware limited partnership (“Guarantor”), the lenders signatory hereto (each individually a “Lender” and collectively the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), as agent (in such capacity, “Agent”) for the Lenders.

RECITALS

A. Borrower, Guarantor, Lenders and Agent have entered into that certain Credit Agreement dated as of November 10, 2011 (the “Credit Agreement”), pursuant to which Agent and Lenders are providing loans and other financial accommodations to or for the benefit of Borrower and Guarantor upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Article XI to the Credit Agreement shall be applied herein as defined or established therein.

B. Borrower, Guarantor and Rentech, Inc., a Colorado corporation (“Subordinated Creditor”), propose to enter into that certain Credit Agreement dated as of December 28, 2011 (as the same may be amended, supplemented or otherwise modified from time to time, the “Subordinated Credit Agreement”), pursuant to which Subordinated Creditor will agree to make certain unsecured loans to the Borrower in the maximum aggregate principal amount of $40,000,000.

C. Borrower has requested that Agent and Lenders (1) consent to the incurrence of Permitted Subordinated Indebtedness (as defined in this Amendment), and (2) make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so subject to the terms and conditions of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by each Credit Party of its respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Credit Parties, Lenders, and Agent hereby agree as follows:

1. Ratification and Incorporation of Credit Agreement and Other Loan Documents; Additional Acknowledgements. Except as expressly modified under this Amendment, (a) each Credit Party hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its respective obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement and the other Loan Documents are incorporated herein by this reference as if set forth in full herein. Each Credit Party hereby reaffirms the granting of all Liens previously granted pursuant to the Loan Documents to secure all Obligations (as such term is defined in the Credit Agreement as modified hereby).

2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows (and all section references in this Section 2 shall, unless the context otherwise requires, be references to sections of the Credit Agreement):

(a) Section 5.5(f) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

(f) Subordinated Indebtedness including Permitted Subordinated Indebtedness;

(b) Section 7.1 of the Credit Agreement is hereby amended as follows:

(i) clause (m) of Section 7.1 of the Credit Agreement is hereby amended by deleting the reference to “.” at the end thereof and replacing it with “; or” in lieu thereof.

(ii) the following new clause (n) is hereby added at the end of Section 7.1 of the Credit Agreement:

(n) Either (i) any payment is made in contravention of the terms of the Subordination Agreement or (ii) any of the terms of any of the Permitted Subordinated Indebtedness Documents shall be amended or otherwise modified in any manner that is prohibited by the Subordination Agreement.

(c) The following definitions are hereby added to Article XI to the Credit Agreement in appropriate alphabetical order:

“Permitted Subordinated Indebtedness” shall mean the “Subordinated Debt” under and as defined in the Subordination Agreement.

“Permitted Subordinated Indebtedness Documents” means the Subordinated Credit Agreement and all “Loan Documents” (as defined therein), as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, replaced, renewed, refinanced or restated, in each case subject to the terms of the Subordination Agreement.

“Subordinated Credit Agreement” means that certain Credit Agreement dated as of the First Amendment Closing Date among the Subordinated Creditor, and each Credit Party.

“Subordinated Creditor” means Rentech, Inc., a Colorado corporation.

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement dated as of the First Amendment Closing Date by and between Agent and Subordinated Creditor and acknowledged by the Credit Parties.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of December         , 2011, by and among each Credit Party, Agent and the Lenders party thereto.

“First Amendment Closing Date” means the date on which all of the conditions set forth in Section 3 of the First Amendment have been satisfied.

3. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions:

(a) receipt by Agent of this Amendment duly executed by each Credit Party, Agent and each Lender;

(b) receipt by Agent of the Subordination and Intercreditor Agreement duly executed by Agent and Subordinated Creditor, and acknowledged by each Credit Party, which agreement shall be in form and substance acceptable to Agent;

(c) receipt by Agent of a secretary’s certificate signed by each Credit Party’s corporate secretary, together with copies of resolutions of the Board of Directors of such Credit Party or other authorizing documents, in form and substance satisfactory to Agent and its counsel, authorizing the execution and delivery of the Permitted Subordinated Indebtedness Documents and this Amendment; and

(d) the absence of any Defaults or Events of Default as of the date hereof.

4. Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

5. Representations and Warranties. Each Credit Party hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date or (b) any Credit Party, as applicable, has previously advised Agent in writing of a particular representation or warranty as not being or which will not be true and correct as of the date hereof (as contemplated under the Credit Agreement), are true and correct in all material respects as of the date hereof.

6. Miscellaneous.

(a) Costs and Expenses. Each Credit Party reaffirms its obligations to pay, in accordance with the terms of Section 9.5 of the Credit Agreement, all costs and expenses of Agent and Lenders in connection with the preparation, negotiation, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and disbursements of McDermott Will & Emery LLP, counsel for Agent with respect thereto.

(b) Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by either (i) facsimile transmission or (ii) electronic transmission in either Tagged Image Format Files (TIFF) or Portable Document Format (PDF), shall be effective as delivery of a manually executed counterpart thereof.

(c) Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

(d) Recitals. The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.

(e) Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

(f) No Novation. The execution, delivery, and effectiveness of this Amendment shall not (i) except as expressly provided in this Amendment, (A) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document or (B) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents or (ii) except as expressly provided in this Amendment, alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(g) Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

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IN WITNESS WHEREOF, this First Amendment to Credit Agreement has been duly executed as of the date first written above.

“Credit Parties”

RENTECH NITROGEN, LLC		RENTECH NITROGEN PARTNERS, L.P.

By:	/s/ Dan J. Cohrs	By:	/s/ Dan J. Cohrs
Name:	Dan J. Cohrs	Name:	Dan J. Cohrs
Title:	Vice President & Treasurer	Title:	Chief Financial Officer

“Agent” and “Lenders”

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Ankur Gupta
Name:	Ankur Gupta

Duly Authorized Signatory